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    [SEAL]                                 [BANK OF SCOTLAND LOGO]
 300 YEARS OF
BANKING SERVICE                            London Chief Office

                                           P.O. Box No. 267
                                           38 Threadneedle Street
                                           LONDON
                                           EC2P 2EH
                                           Telephone: Direct Line: 0171-6960
PRIVATE & CONFIDENTIAL                                Switchboard: 0171-601 6666
The Directors                                         Fax:         0171-628 7286
Siteinput Limited                                     Telex:       887073
1 Thames Street
Windsor                                    Our Ref: 1/DM/KUR
Berksire
SL4 1PL                                    Your Ref:

                                       6th November, 1995

Overdraft Facility

The Bank is pleased to offer an overdraft Facility ("the facility") to the undernoted Borrower on the following terms and conditions ("this Offer"):

1.   Main Financial Provisions

     1.1.  Name of each Borrower:

           Siteinput Limited                 (Company No. 3113109)
           Milton Marketing Limited          (Company No. 1385429)
           Milton Headcount Limited          (Company No. 2998311)
           Effective Sales Personnel Limited (Company No. 01425412)

           Where there is more than one Borrower any reference to "the Borrower" shall mean and include each of the above and their obligations under this facility shall be joint and several.

     1.2.  Overdraft limit: (pounds)150,000

     1.3. Bank charges in relation to the facility will be payable in accordance with the Bank's tariff issued to the Borrower from time to time.

     1.4. The expression "the Cleared Debit Balance" is used in the following paragraphs. It means, at any time, the amount due to the Bank by the Borrower on any applicable account, ignoring any payments which are not "cleared funds". The expression "cleared funds" means cash and other payments into an applicable account but not including cheques until the Bank has actually received payment from another bank.

     1.5.  All overdrafts are repayable on written demand, so the Borrower must immediately pay the Bank the Cleared Debit Balance on the Borrower's account(s) (plus interest and charges accrued but not yet added), whenever the Bank requires the Borrower to do so. The facility will cease to be available as from the date of receipt of any such demand. Please note that in some circumstances the Bank may demand payment before the Review Date given in paragraph 1.6 below; this may happen if the Bank considers that:-

           (a) any of the terms or condistions of the facility have been breached; or


           (b) the financial condition of the Borrower has altered in any material way; or

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           (c)     the basis upon which the facility was agreed by the Bank has altered in any material way.

    1.6 The Bank will review the facility on 10th October 1996 ("the Review Date"); the facility will cease to be available at that date at the latest (unless before then the Bank has specifically agreed in writing to renew or extend the facility).

    1.7 Interest will be calculated by the Bank on a day-to-day basis on the Cleared Debit Balance on the Borrower's account(s). Interest accruing will be added to the Cleared Debit Balance on the Bank's Interest Application Dates which are the last business days of each calendar month. The interest rate will be 2% per annum over the Bank's Base Rate, as fluctuating from time to time.

    1.8 The Bank's Base Rate at the date of this Offer is 6.75% per annum. Changes are notified in national newspapers and all the Bank's Branches.

    1.9 The Borrower must at all times provide sufficient funds to ensure that the Cleared Debit Balance on the Borrower's account(s) never exceeds the overdraft limit set out in 1.2 above (unless the Bank otherwise agrees in writing).

    1.10 The Borrower must not exceed the overdraft limit specified in this Offer; and the Bank may refuse to pay a cheque (or allow any other payment or withdrawal) which would have that effect. If the Bank does pay such a cheque or allows such payment or withdrawal, that does not mean that the overdraft limit has changed, or that the Bank will agree to pay any other cheque or meet any other payment instruction which would have the effect of exceeding that limit. Unless otherwise agreed by the Bank, any debit balance of the facility over the agreed limit and, where the facility has ceased to be available (whether on the Review Date or by earlier demand) the total debit balance of the failcity, will attract interest at the Bank's unauthorised rate, which will be 4% per annum over the Bank's Base Rate, as fluctuating from time to time.

    1.11 As from the date on which the facility is made available by the Bank, the Borrower ceases to be entitled to use any overdraft facility previously made available by the Bank.

2.  Use of Facility

    The facility may be used only for the Borrower's general corporate needs.

3.  Financial Information

    Throughout the period the facility is available (including any extension of the facility) the Borrower must provide the Bank with the following financial information in relation to the Borrower and each of its subsidiaries:

           Annual audited financial statements, within 120 days after the end of the financial year to which they relate;

           Annual budget and cash flow projections, not less than one month before the start of the period to which they relate;



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       Monthly management accounts, within one month after the end of the period to which they relate;


4.  Additional Conditions

    All additional conditions detailed in our Term Loan Offer letter of even date also apply to this facility.

    The Bank agrees with the Borrower that the Borrower may operate a number of bank accounts on which the facility may be available. For the purpose of ascertaining compliance with the facility and the overdraft limit the Bank shall notionally set off the credit balances of the Borrower's account against the debit balances of the Borrower's account and the Bank shall be entitled to refuse to pay any cheques, orders or withdrawals on any one or more of the Borrower's account where such payments would result in the overdraft limit (taking into account the amounts notionally offset) being exceeded. The Bank may exercise its legal right to actually offset creditor balances against any debtor balances of the Borrower's account at any time.



5.  Security

    The Borrower will grant or cause to be granted to the Bank security in a form acceptable to the Bank (which, unless otherwise stated below, must be first-ranking and cover not only the amounts owing to the Bank under this Offer but also all other sums due and to become due to the Bank) as follows:

    a) Debentures in the Bank's standard format, constituting first fixed and floating charges over the assets of the Borrower and its subsidiaries, present and future ("the Group");

    b) Guarantees from each member of the Group in respect of all moneys and liabilities owing or incurred by each member of the Group to the Bank.

    Any security which may subsequently be held by the Bank shall be available to secure the amounts owing to the Bank under this Offer and all other sums due to the Bank, to the full extent that the terms of such security permit.

6.  Time Limit for Acceptance of Offer

    To accept this Offer, each Borrower named in paragraph 1.1 should please sign below where indicated, and the completed Offer should be returned to the Bank at the above address within one calendar month from the date of this Offer. A duplicate of this Offer is enclosed for the Borrower to keep. Where the Borrower does not return this Offer indicating acceptance, then, this Offer will nevertheless be deemed to be accepted should the Borrower proceed to use the facility within or after that one month period, and any drawing shall be deemed to be a drawing under this Offer as opposed to under any previous facility. Where there is more than one Borrower, then (unless the Bank agrees otherwise) deemed acceptance of this Offer shall apply only to each Borrower using the facility within or after that one month period.




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/s/ [illegible]
 .......................................Date of Offer: 6th November, 1995
For and on behalf of the Bank

We accept the above Offer.

        /s/ [illegible]                                      8th November 1995
Signed:................................     Date of signing:..................
/s/ [illegible]
 .......................................
/s/ [illegible]
 .......................................
/s/ [illegible]
 .......................................

 .......................................
For and on behalf of all the Borrowers